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                                                                    EXHIBIT 99.6

                                                              [Preliminary Copy]


                             FINANCIAL TRUST CORP
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert W. Chilton and Robert M. Frey, Esq., or either of them, as proxies, with full power of substitution, to vote all shares of Common Stock of Financial Trust Corp which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held May 7, 1997 and at any adjournments thereof, as follows:

            The Board of Directors recommends a vote "FOR" Item 1.

1. Approval of the Agreement and Plan of
   Reorganization and the Agreement and
   Plan of Merger dated as of December 19,
   1996 between the Corporation and
   Keystone Financial, Inc., which provide
   for the merger of the Corporation into
   Keystone and the conversion of each
   outstanding share of the Corporation's
   Common Stock into 1.65 shares of Keystone
   Common Stock, as described in the Joint
   Proxy Statement/Prospectus................  FOR [_]  AGAINST [_]  ABSTAIN [_]

2. To vote in their discretion on such other matters as may properly come before the Special Meeting or any adjournments thereof.

(continued)
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This proxy, when properly executed, will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR Item 1.

                                       Dated: ____________________________, 1997

                                       _________________________________________
                                                         Signature

                                       _________________________________________
                                                         Signature

                                       Please sign exactly as name appears
                                       hereon. For joint accounts, each joint
                                       owner should sign. When signing as
                                       attorney, executor, administrator,
                                       trustee or guardian, please give your
                                       full title as such. If a corporation,
                                       please sign the full corporate name by
                                       President or other authorized officer,
                                       giving your full title as such. If a
                                       partnership, please sign in the
                                       partnership name by authorized person,
                                       giving your full title as such.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.